Exhibit 10.2

FIRST AMENDMENT
TO THE
FREEDOM BANCSHARES, INC. 2003 STOCK INCENTIVE PLAN

THIS FIRST AMENDMENT is made on the 20th day of May, 2004, by FREEDOM BANCSHARES, INC. (the “Company”).

WHEREAS, the Company maintains the Freedom Bancshares, Inc. 2003 Stock Incentive Plan which was established by indenture dated January 20, 2003 (the “Plan”); and

WHEREAS, the Company desires to amend the Plan to increase the number of shares reserved for issuance thereunder from 80,000 to 160,000.

NOW, THEREFORE, BE IT RESOLVED, that the Company does hereby amend the Plan by deleting the existing Section 2.2 and substituting therefor the following:

“2.2           ‘Stock Subject to the Plan.’  Subject to adjustment in accordance with Section 5.2, 160,000 shares of Stock (the ‘Maximum Plan Shares’) are hereby reserved exclusively for issuance upon exercise or payment pursuant to Stock Incentives.  The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full will again be available for purposes of the Plan.”

Except as specifically amended hereby, the remaining provisions of the Plan shall remain in full force and effect as prior to the adoption of this First Amendment.

Notwithstanding the foregoing, the adoption of this First Amendment is subject to the approval of the stockholders of the Company and in the event that the stockholders of the Company fail to approve such adoption within twelve months of the date of the approval of the First Amendment by the Board of Directors of the Company, the adoption of this First Amendment shall be null and void.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed, on the date first above written.

FREEDOM BANCSHARES, INC.

By:	/s/ Vincent D. Cater, Jr.

Title:	President & CEO

ATTEST:

By:	/s/ Vicki Wilson

Title:	/s/ Corporate Secretary